Registered number
4302547

Rok Corporation Limited

Consolidated Financial Statements

31 March 2007

Rok Corporation Limited
Independent auditors' report
to the shareholders of Rok Corporation Limited

The Board of Directors and Shareholders of Rok Corporation Limited

We have audited the accompanying consolidated balance sheets of Rok Corporation Limited as of 31 March 2007 and 31 March 2006, and the related consolidated profit and loss account and consolidated cash flow statements for each of the two years ended 31 March 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We are not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Rok Corporation Limited at 31 March 2007 and 31 March 2006 and the consolidated results of its operations and its cash flows for each of the two years ended 31 March 2007, in conformity with UK GAAP which differ in certain respects from United States generally accepted accounting principles (see note [32] on page [19] of the notes to the consolidated financial statements).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As discussed in Note 1 to the financial statements, the Group has suffered trading losses and has net liabilities at 31 March 2007 of £3,907,971 .In the absence of the Group obtaining additional funding there would be substantial doubt about the group's ability to continue as a going concern.

Management's plans in regard to the raising of additional funding and related matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Baker Tilly UK Audit LLP	2 Bloomsbury Street
Registered auditors	London
14 November 2007	WC1B 3ST

Rok Corporation Limited
Consolidated Profit and Loss Account

		Year ended March 31
	Notes	2007	2006
		£	£
Turnover	2	1,951,144	843,874
Cost of sales		(1,011,007)	(577,842)

Gross profit		940,137	266,032

Administrative expenses		(1,508,289)	(1,145,679)

Operating loss	3	(568,152)	(879,647)
Exceptional items:		-
Profit on disposal of subsidiaries	5	-	61,703
Loan write-off	5	-	(722,835)
			(661,132)

		(568,152)	(1,540,779)

Interest receivable		83	39
Interest payable and similar charges	8	24,811	(122,062)

Loss on ordinary activities before taxation		(543,258)	(1,662,802)

Tax on loss on ordinary activities	9	(1,000)	36,727

Loss for the financial year before minority interest		(544,258)	(1,626,075)

Minority interest	26	61,242	106,180

Loss for the financial year after minority interest		(483,016)	(1,519,895)

All of the activities of the group are continuing with the exception of two discontinued operations disposed of in 2006 which contributed an operating profit of £13,222 to the result in that year.

Statement of total recognised gains and losses
The company has no recognised gains or losses other than the loss for the above two financial years.

The accompanying notes are an integral part of these consolidated financial statements.

Rok Corporation Limited
Consolidated Balance Sheet

		March 31
Notes			2007		2006
		£	£	£	£
Fixed assets
Intangible assets	10		140,605		150,663
Tangible assets	11		75,576		130,762
			216,181		281,425
Current assets
Stocks	13	1,207		4,293
Debtors	14	773,687		362,028
Cash at bank and in hand		55,234		117,819
		830,128		484,140
Creditors: amounts falling due
within one year	15	(1,590,349)		(273,018)

Net current (liabilities)/assets			(760,221)		211,122

Total assets less current
liabilities			(544,040)		492,547

Creditors: amounts falling due
after more than one year	16		(3,363,931)		(3,864,698)

Net liabilities			(3,907,971)		(3,372,151)

Capital and reserves
Called up share capital	20		20,469		20,469
Share premium	21		5,458,145		5,458,145
Capital redemption reserve	22		49,270		49,270
Profit and loss account	23		(9,716,632)		(9,410,661)
Share based payments	24		-		142,475

Shareholders' funds	25		(4,188,748)		(3,740,302)

Minority interests	26		280,777		368,151

Total capital employed			(3,907,971)		(3,372,151)

The accompanying notes are an integral part of these consolidated financial statements.

Rok Corporation Limited
Consolidated Cash Flow Statement

		Year ended March 31
	Notes	2007	2006
		£	£

Operating loss		(568,152)	(879,647)
Depreciation charges		69,740	148,926
Amortisation of goodwill		10,058	66,300
Share based payments		34,570	59,262
Decrease/(increase) in stocks		3,086	(3,693)
(Increase)/decrease in debtors		(411,659)	701,544
Increase/(decrease) in creditors		857,645	(1,062,808)
Foreign exchange		(26,132)	21,251

Net cash outflow from operating activities		(30,844)	(948,865)

CASH FLOW STATEMENT

Net cash outflow from operating activities		(30,844)	(948,865)

Returns on investments and servicing of finance	27	(4,758)	(58,154)

Taxation		(1,000)	36,727

Capital expenditure	27	(14,554)	(1,550)
		(51,156)	(971,842)

Acquisitions and disposals	27	-	(47)

Financing	27	(11,429)	959,066

Decrease in cash		(62,585)	(12,823)

Reconciliation of net cash flow to movement in net debt

Decrease in cash in the period		(62,585)	(12,823)
Decrease in debt and lease financing		11,429	128,511
Non-cash debt items	29	29,652	(63,869)

Change in net debt		(21,504)	51,819
Net debt at 1 April		(1,136,371)	(1,188,190)
Net debt at 31 March	28	(1,157,875)	(1,136,371)

The accompanying notes are an integral part of these consolidated financial statements.

Rok Corporation Limited
Notes to the Consolidated Financial Statements

1	Accounting policies

Basis of preparation
The consolidated financial statements of Rok Corporation Limited for the year ended March 31 2007, were authorised for issue by the Board of Directors on November 14 2007.

The financial statements have been prepared under the historical cost convention and in accordance with applicable accounting standards in the United Kingdom.

The group's consolidated balance sheet shows a deficit of shareholders’ funds at 31 March 2007 and has operated at a loss since its incorporation in 2001 having been committed to the development of the group's product portfolio. The financial statements have been prepared on the going concern basis, which assumes that the group will continue in operational existence for the foreseeable future. The directors are sufficiently aware of their duty to present a balanced assessment of the group’s financial position and prospects to enable them to conclude that it is appropriate to adopt the going concern basis of preparation. The following paragraphs summarise the issues and the basis on which the directors have reached their conclusion.

The directors are aware of the need to consider the trading performance and cashflows since the year end and the ability to be able to generate investment and loan monies into the group, in all cases paying particular attention to the period ending twelve months after the date of approval of these financial statements. Since the year end the group has continued to make trading losses and consequently has had to generate cashflows by way of investments and loans to support its continued investment in technology.

On 6 November 2007 Rok Corporation Limited completed a transaction and all the necessary documentation whereby its entire share capital was acquired by Rok Entertainment Group Limited and then the newly created group is expected to reverse into Cyberfund Inc., a US OTC listed company. This reversal has been detailed in the press and disclosed to the necessary authorities by Cyberfund Inc.. Simultaneous to the conclusion of this transaction, which is scheduled to have occurred by mid November 2007, the newly created company (which will include the group) is anticipating receiving up to $20m of investment monies.

Historically the group has received financial support from its founders and shareholders. Consequently, notwithstanding the above, the directors also believe they have received sufficient comfort that, as has previously been the case and as at the date of the signing of these accounts, continued funding is expected to be made available to finance the group’s working capital requirements for the foreseeable future again, paying particular attention to the period ending twelve months after the date of approval of these financial statements. Although there is no legal obligation for any of its founders or shareholders to provide this continued support, the directors are confident that such funding would be available.

Change in accounting policy
During the year ended 31 March 2006, the group adopted FRS 20, "Share based payment". The adoption of FRS 20 is a change in accounting policy which results in a prior year adjustment. The effect on the comparative is an increase in the group's loss for the year ended 31 March 2005 of £83,213, and a recognition of a share option reserve of £83,213.

Basis of consolidation
The consolidated financial statements incorporate those of Rok Corporation Limited and all of its subsidiary undertakings for the year. Subsidiaries acquired during the year are consolidated using the acquisition method. Their results are incorporated from the date that control passes. The difference between the cost of acquisition of shares in subsidiaries and the fair value of the separable net assets acquired is capitalised and written off on a straight line basis over its estimated economic life. Provision is made for impairment where appropriate.

Turnover
Turnover is recognised at the fair value of the consideration received or receivable for sale of goods and/or services delivered to the customer in the ordinary nature of the business. Turnover is shown net of Value Added Tax and any discounts, if applicable. Turnover is generated by the provision of content and entertainment services on mobile telephones and from the sale of diamonds and other jewellery products.

Rok Corporation Limited
Notes to the Consolidated Financial Statements

Purchased goodwill
Goodwill representing the excess (or shortfall) of the purchase price compared with the fair value of net assets acquired is capitalised and written off evenly over not more than 20 years as in the opinion of the directors this represents the period over which the goodwill is effective. Purchased goodwill is reviewed for impairment if events or changes in circumstances indicate that the carrying amounts may not be appropriate or as otherwise required by relevant accounting standards.

Finance costs
Finance costs of debt are recognised in the profit and loss account over the term of the debt at a constant rate on the carrying amount. Associated exchange gains and losses are recognised as part of finance costs.

Research and development
All research and other development costs are written off as incurred.

Tangible fixed assets
Fixed assets are stated at historical cost.

Depreciation is provided on all tangible fixed assets at rates calculated to write each asset down to its estimated residual value evenly over its expected useful life, as follows:

Leasehold improvements 20% straight line
Plant and machinery 33⅓% straight line

Impairment
Fixed assets are reviewed for impairment if events or changes in circumstances indicate that the carrying amount may not be recoverable or as otherwise required by relevant accounting standards.

Shortfalls between the carrying value of fixed assets and their recoverable amounts, being the higher of net realisable value and value-in-use, are recognised as impairments. The group has no revalued assets so any impairment losses are recognised in the profit and loss account.

Investments
Long term investments are classified as fixed assets and are stated at cost in the group's balance sheet.

Provision is made for any impairment in the value of fixed asset investments.

Stocks and work in progress
Stocks and work in progress are valued at the lower of cost and net realisable value.

Deferred taxation
Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date. Timing differences are differences between the group’s taxable result and its results as stated in the financial statements that arise from the inclusion of gains and losses in tax assessments in periods different from those in which they are recognised in the financial statements.

Deferred tax is measured at the average tax rates that are expected to apply in the periods in which timing differences are expected to reverse, based on tax rates and laws that have been enacted or substantively enacted by the balance sheet date. Deferred tax is measured on a non-discounted basis.

Foreign currencies
Assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at the balance sheet date. Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. All differences are taken to the profit and loss account.

Assets, liabilities, and results of overseas subsidiaries are translated at the rate ruling at the balance sheet date.

Rok Corporation Limited
Notes to the Consolidated Financial Statements

Leased assets and obligations
Where assets are financed by leasing agreements that give rights approximating to ownership ("finance leases"), the assets are treated as if they had been purchased outright. The amount capitalised is the present value of the minimum lease payments payable during the lease term. The corresponding leasing commitments are shown as obligations to the lessor.

Lease payments are treated as consisting of capital and interest elements, and the interest is charged to the profit and loss account in proportion to the remaining balance outstanding.

All other leases are “operating leases” and the annual rentals are charged to profit and loss on a straight line basis over the lease term.

Share based payments
The financial statements include the application of the requirements of FRS 20 Share-based Payments. In accordance with the transitional provisions, FRS 20 has been applied to all grants of equity instruments after 7 November 2002 that had not yet vested as at the date of transition.

Equity-settled share-based payments are measured at fair value at the date of grant. The fair value determined at the grant date of equity-settled share-based payments is expensed on a straight-line basis over the vesting period, based on the group's estimate of shares that will eventually vest.

The group issues equity-settled share based payments to certain employees. These are measured at fair value at the date of grant and this amount is expensed on a straight-line basis over the vesting period based on the group's estimate of the number of shares that will eventually vest.

The fair value is measured by use of the Black-Scholes option pricing model. The expected life used in the model has been adjusted, based on managements best estimate, for the effect on non transferability, exercise restrictions and behaviourial considerations.

Retirement benefits
The group operates a defined contribution pension scheme. The amount charged to the profit and loss account in respect of pension costs is the contributions payable in the year. Differences between contributions payable in the year and contributions actually paid are shown as either accruals or prepayments in the balance sheet.

Rok Corporation Limited
Notes to the Consolidated Financial Statements

2 Segmental report
	2007	2006
	£	£
Net liabilities
Class of business:
Continuing operations
Provision of content and entertainment services on mobile telephones	(3,714,503)	(3,268,546)
Sale of diamonds and other jewellery products	(193,468)	(103,605)

	(3,907,971)	(3,372,151)
Geographical analysis:
United Kingdom	(3,498,186)	(3,126,731)
Rest of the world	(409,785)	(245,420)

	(3,907,971)	(3,372,151)
Turnover
Class of business:
Continuing operations
Provision of content and entertainment services on mobile telephones	1,476,087	715,346
Sale of diamonds and other jewellery products	475,057	128,528

	1,951,144	843,874

Geographical analysis:
United Kingdom	470,724	128,528
Other EC countries	3,538	-
Rest of the world	1,476,882	715,346

	1,951,144	843,874
Loss before taxation
Class of business:
Discontinued operations	-	13,222
Continuing operations
Provision of content and entertainment services on mobile telephones	(453,395)	(1,622,793)
Sale of diamonds and other jewellery products	(89,863)	(40,009)

	(543,258)	(1,662,802)
Geographical analysis:
United Kingdom	(378,893)	(1,443,166)
Rest of the world	(164,365)	(219,636)

	(543,258)	(1,662,802)

Rok Corporation Limited
Notes to the Consolidated Financial Statements

3 Operating loss
	2007	2006
	£	£
This is stated after charging:
Depreciation of owned fixed assets	55,302	121,016
Depreciation of assets held under finance leases and hire
purchase contracts	14,438	27,910
Amortisation of goodwill	10,058	66,300
Operating lease rentals - land buildings	61,650	62,558
Share based payments	34,570	59,262
Auditors' remuneration for audit services:
Baker Tilly UK Audit LLP	23,000	12,000
LehmanBrown	5,000	5,000
Wenham Major Limited	-	12,000
Auditors' remuneration for other services:
Baker Tilly UK Audit LLP	9,000	9,000
Wenham Major Limited	-	40,000

4  Profit attributable to the members of the parent company

The profit dealt with in the accounts of Rok Corporation Limited was £nil (2006-£nil)

5 Exceptional items

	2007	2006
	£	£
Profit on disposal of subsidiaries	-	61,703
Loan write-off	-	(722,835)
	-	(661,132)

Rok Corporation Limited
Notes to the Consolidated Financial Statements

6  Directors' emoluments

For the year ended 31 March 2007 the directors of Rok Corporation Limited were remunerated for their services to the group by an affiliated company being Rok Productions Limited, a wholly owned subsidiary of Rok Entertainment Group Limited. Directors' emoluments are charged through the profit and loss account of that affiliated undertaking and there is no recharge of these costs to the group.

	2007	2006
	£	£
Emoluments	-	169,978
Group contributions to money purchase pension schemes	-	2,167
	-	172,145

Highest paid director:
Emoluments	-	51,500
Group contributions to money purchase pension schemes	-	1,500
	-	53,000

Number of directors in group pension schemes:
	2007	2006
	Number	Number
Money purchase schemes	-	2
No director received any emoluments during the year in respect of their services to the group.

7 Staff costs
	2007	2006
	£	£
Wages and salaries	255,489	334,333
Social security costs	12,144	26,571
Other pension costs	1,593	4,367
	269,226	365,271

Cost of employee share scheme (see note 32)	34,570	59,262

Average number of employees during the year	Number	Number

Operational development, sales and marketing and
administration	59	44

8 Interest payable and similar charges
	2007	2006
	£	£
Interest payable on loans	31,550	81,087
Finance charges payable under finance leases and hire
purchase contracts	2,086	5,886
Currency exchange on loans	(58,447)	35,089
	(24,811)	122,062

Rok Corporation Limited
Notes to the Consolidated Financial Statements

9 Taxation
	2007	2006
	£	£
Analysis of charge in period
Current tax:
Foreign taxes	1,000	-
Research and development tax credit	-	(36,727)
	1,000	(36,727)

	2007	2006
	£	£
Loss on ordinary activities before tax	(543,258)	(1,662,802)

Standard rate of corporation tax in the UK	30%	30%

	£	£
Loss on ordinary activities multiplied by the standard rate of
corporation tax	(162,977)	(498,841)
Effects of:
Depreciation in excess of capital allowances	14,134	31,889
Expenses not deductible for tax purposes	25,119	55,301
Research and development tax credit	-	(36,727)
Tax losses carried forward	124,724	411,651

Current tax charge/(credit) for period	1,000	(36,727)

10 Intangible fixed assets
		£
Goodwill:

Cost
At 1 April 2006		219,112
At 31 March 2007		219,112

Amortisation
At 1 April 2006		68,449
Provided during the year		10,058
At 31 March 2007		78,507

Net book value
At 31 March 2007		140,605
At 31 March 2006		150,663

Included in the cost as at 1 April 2006 is an amount of £62,527 relating to the acquisition of Rok Diamonds Limited as explained in note 12.

Rok Corporation Limited
Notes to the Consolidated Financial Statements

11 Tangible fixed assets
	Leasehold	Plant and
	improvements	machinery	Total
	£	£	£
Cost
At 1 April 2006	11,085	498,544	509,629
Additions	-	14,554	14,554
At 31 March 2007	11,085	513,098	524,183

Depreciation
At 1 April 2006	6,675	372,192	378,867
Charge for the year	-	69,740	69,740
At 31 March 2007	6,675	441,932	448,607

Net book value
At 31 March 2007	4,410	71,166	75,576

At 31 March 2006	4,410	126,352	130,762

		2007	2006
		£	£
Net book value of plant and machinery included above held under finance leases and hirepurchase contracts		14,438	28,876

Rok Corporation Limited
Notes to the Consolidated Financial Statements

12 Investments
Rok Corporation Limited holds 20% or more of the share capital of the following companies

Company		Shares held
	Activity	Class	%
Beijing New Net Science & Technology Development Limited *	Supply of mobile information	Ordinary	50
	and entertainment services
Beijing Rok - New Net Science & Technology Development	Supply of mobile information	Ordinary	70
Limited *	and entertainment services
Rok Bookmakers Limited	Inactive	Ordinary	100
Rok Card Limited	Inactive	Ordinary	100
Rok Diamonds Limited	Retailer of diamond bespoke	Ordinary	100
	and ready-to-wear jewellery
Rok Global Gaming Limited	Inactive	Ordinary	100
Rok Lotteries Limited	Inactive	Ordinary	100
Rok Management Services Limited	Management services,	Ordinary	100
	procurement and research
	and development
Rok MS Limited	Treasury	Ordinary	100

All of the above companies are registered and/or incorporated in England and Wales except those marked (*) which are registered in the Peoples Republic of China.

On 30 November 2005, Rok Corporation Limited acquired 100% of the called up ordinary share capital of Rok Diamonds Limited for a cash consideration of £1. Rok Diamonds Limited has been accounted for using the acquisition method of accounting. The assets and liabilities of Rok Diamonds Limited have been consolidated at their fair values to the group, as set out below:

		Fair value
	Initial book	at date of
	value	acquisition
	£	£

Tangible fixed assets	1,844	1,844
Investments	1	1
Debtors	8,927	8,927
TOTAL ASSETS	10,772	10,772

Bank overdraft	(47)	(47)
Creditors	(73,251)	(73,251)
TOTAL LIABILITIES	(73,298)	(73,298)

NET LIABILITIES	(62,526)	(62,526)

Goodwill of £62,527, being the difference between the fair value of the net liabilites acquired and consideration payable, arose from this transaction.

13 Stocks
	2007	2006
	£	£
Finished goods and goods for resale	1,207	4,293

Rok Corporation Limited
Notes to the Consolidated Financial Statements

14 Debtors
	2007	2006
	£	£
Trade debtors	354,783	31,025
Other debtors	408,248	320,309
Prepayments and accrued income	10,656	10,694
	773,687	362,028
Amounts due after more than one year included in:
Other debtors	5,677	-

15 Creditors: amounts falling due within one year
	2007	2006
	£	£
Obligations under finance lease and hire purchase contracts	1,873	13,302
Trade creditors	473,514	177,884
Other taxes and social security costs	16,358	24,313
Other creditors	1,030,081	30,397
Accruals and deferred income	68,523	27,122
	1,590,349	273,018

16 Creditors: amounts falling due after one year
	2007	2006
	£	£
Loans and interest (note 17)	1,211,236	1,240,888
Other creditors	2,080,371	2,553,626
Accruals and deferred income	72,324	70,184
	3,363,931	3,864,698
Included in Other creditors is £2,072,872 (2006-£2,218,077) due to Rok Entertainment Group Limited.

Rok Corporation Limited
Notes to the Consolidated Financial Statements

17 Loans
	2007	2006
	£	£
Analysis of maturity of debt:
Between one and two years	1,211,236	1,215,338
Between two and five years	-	25,550
	1,211,236	1,240,888

	2007	2006
	£	£

Mr J P DeJoria	543,636	573,289
Mr J M Kendrick	567,600	567,600
Mr L Spears	100,000	100,000
	1,211,236	1,240,889

The amount payable to Mr J P DeJoria, co-founder and shareholder of Rok Corporation Limited, is backed by individual Promissory Notes with a fixed term of 5 years from the date of receipt of funds and each accrues interest at 6% per annum.

The amount payable to Mr J M Kendrick, co-founder, shareholder and director of Rok Corporation Limited, accrues interest at 2% above base rate and has no specified contractual terms of repayment but Mr J M Kendrick has agreed that he will not demand any repayment for one year from the date of signing of these accounts.

The amount payable to Mr L Spears has no specified terms of repayment.

18 Obligations under finance leases and hire purchase
contracts			2007	2006
			£	£
Amounts payable within one year			1,873	13,302

19 Deferred taxation
No provision has been made for deferred taxation. The unprovided deferred tax (liabilites)/assets are as follows:

			2007	2006
			£	£

Accelerated capital allowances			(26,400)	(51,000)
Short term timing differences			150,000	150,000
Share based payments			-	18,000
Tax losses carried forward			1,677,700	1,554,000
Unprovided deferred tax asset			1,801,300	1,671,000

20 Share capital
			2007	2006
			£	£
Authorised:
Ordinary shares of £0.01 each			21,801	21,801

	2007	2006	2007	2006
	No	No	£	£
Allotted, called up and fully paid:
Ordinary shares of £0.01 each	2,046,911	2,046,911	20,469	20,469

Rok Corporation Limited
Notes to the Consolidated Financial Statements

21 Share premium
	2007	2006
	£	£

At 1 April	5,458,145	4,373,062
Shares issued	-	1,085,083

At 31 March	5,458,145	5,458,145
Shares were issued during the year ended 31 March 2006 following the receipt of funds to finance the working capital of the group

22 Capital reserve
	2007	2006
	£	£

At 1 April	49,270	49,270

At 31 March	49,270	49,270

23 Profit and loss account
	2007	2006
	£	£

As previously reported		(7,807,553)
Prior year adjustment		(83,213)
At 1 April - as restated	(9,410,661)	(7,890,766)
Loss for the financial year	(483,016)	(1,519,895)
Release of Share based payment reserve (note 32)	177,045	-

At 31 March	(9,716,632)	(9,410,661)

The group's accounting policy for Share based payments was changed during the year in order to comply with FRS 20. This resulted in an increase in the group's loss for the year ended 31 March 2005 and a recognition of a share option reserve of £83,213.

24 Share based payments reserve
	2007	2006
	£	£

As previously reported		-
Prior year adjustment		83,213
At 1 April - as restated	142,475	83,213

Charged in year (note 32 )	34,570	59,262
Released in year	(177,045)	-

At 31 March	-	142,475

Rok Corporation Limited
Notes to the Consolidated Financial Statements

25 Reconciliation of movement in shareholders' funds
	2007	2006
	£	£

At 1 April	(3,740,302)	(3,450,459)
Loss for the financial year	(483,016)	(1,519,895)
Release of Share based payment reserve	177,045	-
Shares issued	-	1,087,577
Capital reserve	-	-
Share based payments	(142,475)	142,475

At 31 March	(4,188,748)	(3,740,302)

26 Minority interest
	2007
	£

At 1 April	368,151
Share of losses in year	(61,242)
Foreign exchange translation	(26,132)

	280,777

The minority interest represents the share of net assets in the two Chinese subsidiary undertakings as at 31 March 2007.

Rok Corporation Limited
Notes to the Consolidated Financial Statements

27 Gross cash flows
	2007	2006
	£	£
Returns on investments and servicing of finance
Interest received	83	39
Interest paid (excluding accrued interest)	(2,755)	(52,307)
Interest element of finance lease rental payments	(2,086)	(5,886)
	(4,758)	(58,154)

Capital expenditure
Payments to acquire tangible fixed assets	(14,554)	(1,550)

Acquisitions and disposals
Net overdraft acquired with subsidiary	-	(47)

Financing
Issue of share capital	-	1,087,577
Capital element of finance lease rental payments	(11,429)	(128,511)
	(11,429)	959,066

Acquisitions and disposals
		£
Net assets acquired:
Tangible fixed assets		1,844
Investment		1
Debtors		8,927
Overdraft		(47)
Creditors		(73,251)

		(62,526)
Goodwill		62,527

		1
Satisfied by:
Cash (unpaid)		1

		£
Net assets disposed of:
Tangible fixed assets		63,729
Debtors		127
Creditors		(125,556)

		(61,700)
Profit on disposal		61,703

		3
Satisfied by:
Cash (unpaid)		3

Rok Corporation Limited
Notes to the Consolidated Financial Statements

28 Analysis of changes in net debt
	At 1 Apr	Cash flows	Non-cash	At 31 Mar
	2006		changes	2007
	£	£	£	£

Cash at bank and in hand	117,819	(62,585)		55,234

Debt due after 1 year	(1,240,888)	-	29,652	(1,211,236)

Finance leases	(13,302)	11,429	-	(1,873)
		11,429

Total	(1,136,371)	(51,156)	29,652	(1,157,875)

29 Major non-cash transactions			2007	2006
			£	£

Foreign exchange translation			58,447	(35,089)
Accrued interest on borrowings			(28,795)	(28,780)
			29,652	(63,869)

The debt due to Mr J P DeJoria is denominated in US dollars. At the year end an exchange difference arising on translation of £58,447 has been recorded as a non-cash change.

All of the loans of the group accrue interest that will be paid at the date of settlement. Interest accrued, but not paid, during the year amounting to £28,795 has been recorded as a non-cash change.

30   Post balance sheet events

On 17 October 2006, 100% of the called up share capital of Rok Corporation Limited was acquired by Rok Entertainment Group Limited for a cash consideration of £20,469.11 which was financed by the issue of 2,046,911 new Ordinary shares in Rok Entertainment Group Limited. This transaction and all the necessary documentation was completed on 6 November 2007.

31    Other financial commitments

At the year end the group had annual commitments under non-cancellable operating leases as set out below:

	Land and	Land and
	buildings	buildings	Other	Other
	2007	2006	2007	2006
	£	£	£	£
Operating leases which expire:
within two to five years	21,650	22,558	-
in over five years	40,000	40,000	-	-
	61,650	62,558	-

Rok Corporation Limited
Notes to the Consolidated Financial Statements

32    Share based payments
The group has adopted FRS 20 Share-based Payments and has accounted for all options as equity-settled share-based payments. Equity-settled share-based payments are measured at fair value at the date of grant. The fair value determined at the grant date of equity-settled share-based payments is expensed on a straight-line basis over the vesting period, based on the group's estimate of shares that will eventually vest. It uses the Black-Scholes option pricing model and provides for a grant price equal to the average price paid for shares in the group in the financial year based on the anticipated vesting period of the options.

The vesting period was expected to be 10 years however the share options were modified and have become share options in Rok Entertainment Group Limited.

Expected volatility was determined by calculating the historical volatility of the group's share price over each of the previous two years to 31 March.

The fair value is measured by use of the Black-Scholes option pricing model. The expected life used in the model has been adjusted, based on managements best estimate, for the effect on non transferability, exercise restrictions and behaviourial considerations.

During the year, the movement in options granted over Rok Corporation Limited's shares were as follows:

	Company
	2007	2006
	No.	No.

Outstanding at 1 April	172,000	92,000
Granted during the year	-	80,000
Modified during the year	(172,000)	-

Outstanding at 31 March	-	172,000

Exercisable at 31 March	-	-

		Weighted
	Options	average
	number	price
Date of grant	No.	£

3 September 2003	36,000	5.79
15 September 2003	20,000	5.79
21 January 2004	30,000	5.79
2 November 2004	6,000	4.53
31 August 2005	30,000	2.25
24 November 2005	50,000	0.00

As at 31 March 2006	172,000

Modification during the year	(172,000)

As at 31 March 2007	-

Rok Corporation Limited
Notes to the Consolidated Financial Statements
	£	£

Weighted average price per share	4.86	4.86

Charge in year	34,570	59,262

Share based payment reserve	-	142,475

The above options are generally conditional upon an employee or individual retaining their involvement with the group. The subscription prices per option share are £0.01 each and if options remain unexercised after a period of 10 years from the date of grant, the options expire.

On 17 October 2006 the options granted over Rok Corporation Limited's shares to date were modified following the transaction detailed in note 30. Each option holder was compensated by receiving options in the shares of Rok Entertainment Group Limited. On modification the share based payment reserve was released to the profit and loss reserve.

All the options outstanding at 31 March 2007 and 31 March 2006 have an exercise price of £0.01 and had a weighted average price per share of £4.86 in both years. The options outstanding at 31 March 2007 were all charged in the year of grant whereas the options outstanding at 31 March 2006 and prior were charged over ten years being the expected vesting period.

33    Contingent liabilities

Rok Corporation Limited has provided a guarantee and indemnity on behalf of Rok Productions Limited, a wholly owned subsidiary of Rok Entertainment Group Limited. This arrangement, for the lease of plant and machinery, commenced in May 2006 and lasts for up to three years. The amount repayable by Rok Productions Limited as at 31 March 2007 was £192,326.

Rok Corporation Limited
Notes to the Consolidated Financial Statements

34    Related parties

Under FRS 8 “Related Party Disclosures” the group is exempt from disclosing related party transactions with entities over which it has 90% control or more.

During the period Rok Corporation Limited and it's subsidiary undertakings made funds available to one another to enable the group to meet its day to day working capital requirements. Rok Corporation Limited and the group also made funds available to companies related by virtue of common control through the directors. The amount owed to/(by) each reportable party was as follows:

	2007	2006
	£	£
Beijing New Net Science & Technology Development Limited	321,406	321,406
Rok Entertainment Group Limited	2,072,872	2,218,077
Rok Media Limited	1,020	-
Just Drunk Limited	(1,091)	-

Included within creditors/(debtors) are the following amounts payable to/(repayable by) related parties:

	2007	2006
	£	£
Mr J P DeJoria	87,075	573,288
Mr J M Kendrick	567,600	567,600
Mr M M Kendrick	(5,677)	49,997
Mr J L Kendrick	7,500	7,500

The amount payable to Mr J P DeJoria, co-founder and beneficial shareholder of Rok Corporation Limited, is backed by individual Promissory Notes with a fixed term of 5 years from the date of receipt of funds and each accrues interest at 6% per annum.

The amount payable to Mr J M Kendrick, co-founder, shareholder and director of Rok Corporation Limited, accrues interest at 2% above base rate and has no specified contractual terms of repayment but Mr J M Kendrick has agreed that he will not demand any repayment for one year from the date of signing of these accounts.

The amount payable to Mr M M Kendrick, brother of Mr J M Kendrick, accrues interest at 2% above base rate and has no specified terms of repayment.

The amount payable to Mr J L Kendrick, shareholder and director of the company, does not accrue interest and has no specified terms of repayment.

35    Controlling party

The directors consider that there is no individual party exercising overall control.

Rok Corporation Limited
Notes to the Consolidated Financial Statements

36 Reconciliation to United States Generally Accepted Accounting Principals

The consolidated financial statements have been prepared in accordance with UK GAAP which differs in certain material respects from accounting  policies generally accepted in the United States ("US GAAP").

	Profit and Loss Account		Shareholders' Funds
	Year ended March 31		March 31
	2007	2006	2007	2006
	£	£	£	£
Under UK GAAP:
Loss for the year	(543,258)	(1,662,802)
Shareholders' funds			(4,188,748)	(3,740,302)

Reconciling items:
(a) Amortisation	10,058	68,449	78,507	68,449
(b) Employee vacation accrual	(5,385)	(7,305)	(5,385)	(7,305)

Under US GAAP:
Loss for the year	(538,585)	(1,601,658)
Shareholders' funds			(4,115,626)	(3,679,158)

(a)
Under UK GAAP goodwill arising on acquisition may be capitalised and amortised over its economic life. Under US GAAP it is a requirement that goodwill arising on acquisition is not amortised but an annual impairment review should be performed. The group does not consider that any impairment be provided and accordingly the amortisation charged in the respective periods has been added-back as shown in the above table.

(b)
Under UK GAAP there is no requirement to make financial provision for employees' accrued vacation entitlement at the balance sheet dates. Under US GAAP it is a requirement that this entitlement is monetised and the above table reflects the restatement of the UK GAAP results in this respect.

(c)	Income taxes
The group accounts for taxes in accordance with SFAS 109, “Accounting for Income Taxes” (“SFAS 109”) under US GAAP and in accordance with FRS 19, “Deferred Tax” (“FRS 19”) for UK GAAP. The impact of the differences between SFAS 109 and FRS 19 are described below.

Deferred tax assets and liabilities
SFAS 109 requires the recognition in full of deferred tax assets or liabilities for temporary differences between the reported carrying amount of an asset or liability and its corresponding tax basis. Deferred taxes are measured at the enacted tax rates. To the extent that it is more likely than not that all or a portion of the group’s deferred tax assets will not be realised, a valuation allowance is recorded. Such assessment is based on the availability of both positive and negative evidence about future taxable profits. Under UK GAAP, deferred tax is provided in full on timing differences which result in an obligation at the balance sheet date to pay more tax, or a right to pay less tax, at a future date, at rates expected to apply when they crystallize based on enacted or substantially enacted tax rates. Net deferred tax assets are recognized to the extent that it is regarded as more likely than not that they will be recovered. The group provides for deferred taxation in respect of timing differences, subject to certain exceptions, between the recognition of gains and losses in the financial statements and for tax purposes. Under US GAAP, deferred taxation is computed on all temporary differences between the tax bases and book values of assets and liabilities which will result in taxable or tax deductible amounts arising in future years. Temporary differences recognized mostly relate to differences between the carrying values of assets under US GAAP following the implementation of fresh start accounting and the carrying value for tax purposes of assets in respect of which tax relief is available. Deferred taxation assets under UK GAAP and US GAAP are recognized only to the extent that it is more likely than not that they will be realized. At March 31, 2006 and 2007, the group has approximately £5.6 million and £2.1 million, respectively, of net deferred tax assets and liabilities under US GAAP prior to valuation allowance. Included in these amounts are deferred tax assets on gross tax losses of £3.4 million and £1.8 million, respectively, which have an indefinite carry forward life. Due to the group’s history of losses, no asset was recognized on the consolidated balance sheet at March 31, 2006 or 2007 due to the uncertainty of future taxable profits.